QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604

October 30, 2003

Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604

Ladies and Gentlemen:

        I am Senior Vice President and General Counsel of Bausch & Lomb Incorporated (the "Company") and I am rendering this opinion in connection with the Registration Statement on Form S-3 filed on the date hereof (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration for sale by the selling security holders identified in the prospectus (the "Prospectus") forming a part of the Registration Statement of: (i) $160,000,000 aggregate principal amount of the Company's Floating Rate Convertible Senior Notes due 2023 (the "Notes"), and (ii) up to 2,604,160 shares of common stock of the Company, $0.40 par value per share (the "Shares"), subject to adjustment as provided in the Indenture (as hereinafter defined), into which the Notes may be converted. The Notes and the Shares are herein referred to collectively as the "Securities".

        The Notes were issued pursuant to an Indenture between the Company and Citibank, N.A., dated as of September 1, 1991, as amended by Supplemental Indenture No. 1, dated May 13, 1998, Supplemental Indenture No. 2, dated July 29, 1998, Supplemental Indenture No. 3, dated November 21, 2002, Supplemental Indenture No. 4, dated August 1, 2003 and Supplemental Indenture No. 5, dated August 4, 2003 (as so amended, the "Indenture"). The Notes were issued and sold on August 4, 2003 to Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Fleet Securities, Inc., McDonald Investments Inc., HSBC Securities (USA) Inc. and U.S. Bancorp Piper Jaffray Inc., as initial purchasers (the "Initial Purchasers"), without registration under the Act, and were offered and sold by the Initial Purchasers to "qualified institutional buyers" as defined in and in reliance on Rule 144A under the Act. In connection with the offer and sale of the Notes, the Company entered into a Registration Rights Agreement dated as of August 4, 2003 (the "Registration Rights Agreement") with the Initial Purchasers providing for the registration of the Securities under the Act. The Registration Statement is being filed pursuant to the Registration Rights Agreement.

        In connection with the foregoing, I, or attorneys under my supervision, have examined the Registration Statement, the Prospectus, the Indenture and the form of Notes attached as exhibits to the Indenture, and the Purchase Agreement dated July 29, 2003 among the Company and the Initial Purchasers with respect to the issuance and sale by the Company and the purchase by the Initial Purchasers of the Notes. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as I have deemed necessary or appropriate as a basis for the opinions expressed below.

        In rendering the following opinions, I have assumed, without investigation, the authenticity of any document or other instrument submitted to me as an original, the conformity to the originals of any document or other instrument submitted to me as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

        Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after the Securities and Exchange Commission shall have entered an appropriate order declaring the Registration Statement effective under the Securities Act of 1933, as amended, I am the opinion that:

            (i)  the Notes have been duly authorized and issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors' rights and remedies, (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), and (z) public policy; and

           (ii)  the Shares have been duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus.

                      Very truly yours,

                      /s/ Robert B. Stiles

                      Robert B. Stiles, General Counsel

QuickLinks

  Exhibit 5.1